                            ------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            ------------------------

          Date of Report (Date of earliest event reported): May 9, 2007

                                VOYAGER ONE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

        0-32737                                          88-049002272
-------------------------                       --------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

16 East Hinsdale Avenue, Hinsdale, IL                       60521
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (630) 325-7130

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES
---------  ---------------------------------------

On April 2, 2007, Voyager Petroleum, Inc. (the "Company") sold 2,500,000 shares of restricted common stock to an unaffiliated third party for a total purchase price of $80,000 pursuant to a securities purchase agreement.

On May 1, 2007, the Company sold 2,285,715 shares of restricted common stock to an unaffiliated third party for a total purchase price of $80,000 pursuant to a securities purchase agreement.

On May 9, 2007, the Company sold 2,285,715 shares of restricted common stock to an unaffiliated third party for a total purchase price of $80,000 pursuant to a securities purchase agreement.

On May 9, 2007, the Company sold 714,286 shares of restricted common stock to an unaffiliated third party for a total purchase price of $25,000 pursuant to a securities purchase agreement.

On May 10, 2007, the Company sold 714,286 shares of restricted common stock to an unaffiliated third party for a total purchase price of $25,000 pursuant to a securities purchase agreement.

On May 14, 2007, the Company sold 714,286 shares of restricted common stock to an unaffiliated third party for a total purchase price of $25,000 pursuant to a securities purchase agreement.

The above shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act, as amended.

As of May 14, 2007, there are 101,141,313 shares of common stock issued and outstanding and 500,000 shares of preferred stock issued and outstanding.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Not applicable.

     (c)  EXHIBITS.

          None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 14, 2007                VOYAGER PETROLEUM, INC.


                                   By: /s/ Sebastien C. DuFort
                                   -------------------------------
                                   President